SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported):
July 24, 2009

Pinnacle Resources, Inc.
(Exact name of registrant as specified in its charter)

Wyoming	0-22965	84-1414869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification Number)

9600 E. Arapahoe Road, Suite 260, Englewood, Colorado	80112
(Address of principal executive offices	Zip Code)

(303) 705-8600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

On June 5, 2009, we purchased a Straight Convertible Debenture (the “Debenture”) from The Saint James Company, a North Carolina corporation (the “Borrower”).  Pursuant to the terms of the Debenture, we advanced funds to the Borrower commencing on approximately the date of the Debenture and concluding on July 24, 2009, to its initial principal amount of $500,000.  The Debenture bears interest at 11.5% per annum (8% in excess of the WSJ Prime Rate on the date that we purchased the Debenture).  Principal and accrued interest are due and payable on June 30, 2010, unless converted, at our option, into shares of the Borrower’s common stock at $.50 per share, subject to adjustment upon the occurrence of splits, combinations, and certain fundamental transactions.  We may not exercise our conversion option if, after giving effect to such conversion, we (together with our affiliates, and any other person or entity acting as a group together with us or any of our affiliates) would beneficially own in excess of 4.99% of the Borrower’s common stock.  We were also granted certain “piggyback” registration rights in respect of the shares into which the Debenture may be converted.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
No.	Description

10.1	Straight Convertible Debenture, Due June 30, 2009, in favor of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Pinnacle Resources, Inc.

By:	/s/ Glen R. Gamble
Glen R. Gamble
Chief Executive Officer

Dated:  July 30, 2009